                                                                      EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 033-61073 and 033-61075 of Commercial Metals Company on Form S-8 of our report dated October 16, 1996, appearing in the Annual Report of Form 10-K of Commercial Metals Company for the year ended August 31, 1996.


Deloitte & Touche LLP

/s/ DELOITTE & TOUCHE LLP


Dallas, Texas
November 27, 1996